THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan & Security Agreement is entered into as of February 15, 2011, (the “Amendment”) by and between PENINSULA BANK BUSINESS FUNDING, a division of THE PRIVATE BANK OF THE PENINSULA (“Bank”) and OPTEX SYSTEMS, INC. (“Borrower”)

RECITALS

Borrower and Bank are parties to that certain Loan & Security Agreement dated as of March 4, 2010 as amended from time to time including that certain First Amendment to Loan & Security Agreement dated as of August 3, 2010 and that certain Second Amendment to Loan & Security Agreement dated as of November 29, 2010 (collectively the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW THEREFORE, the parties agree as follows:

1.	“Revolving Line” means a credit extension of up to One Million ($1,000,000).

2.	“Revolving Maturity Date” means April 15, 2011.

3.	Section 2.3(a) (ii) Minimum Interest is amended to read as follows:

Irrespective of the amount of Advances outstanding from time to time, Borrower shall pay Bank a minimum interest payment of not less than Eight Thousand Five Hundred ($8,500) per quarter (the “Minimum Interest Payment”)

4.            Section 6.8 EBITDA is deleted in its entirety

5.            Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof, or the Security Agreement.

6.            This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents requested by Bank no later than ten (10) Business Days following the date of this Amendment.

7.             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)        this Amendment, duly executed by Borrower.

(b)        such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

OPTEX SYSTEMS, lNC.

By:	Karen Lea Hawkins

Title:	VP Finance / Controller

PENINSULA BANK BUSINESS FUNDING, A DIVISION OF THE PRIVATE BANK OF THE PENINSULA

By:

Title: